AMENDMENT TO THE EMPLOYMENT AGREEMENT

THIS **AMENDMENT** ("Amendment") to the Employment Agreement ("Employment Agreement") by and among Flux Power Holdings, Inc., a Nevada corporation which includes Flux Power, Inc., a California corporation (the "Company") and Ronald F. Dutt (the "Employee"), dated as of December 7, 2012, is entered into by the Company and the Employee on, and to be effective as of February 15, 2019. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Employment Agreement.

WITNESSETH

WHEREAS, the parties hereto desire to amend the Employment Agreement on the terms set forth herein.

NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained in the Employment Agreement and herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged and accepted, the parties hereto hereby agree as follows:

1. Section 1A of the Employment Agreement is amended to read as follows:

   "Appointment. Company hereby employs Employee as the Chief Executive Officer and President of the Company whom shall report to the Board of Directors and render exclusive and full-time services in an executive capacity to Company and to any subsidiary of Company and to devote Employee's best efforts to the affairs of the Company and to perform such duties as respectively defined below."

2. Section 2A of the Employment Agreement is amended to read as follows:

   "As compensation for all services to be rendered pursuant to this Agreement to or at the request of Company, Company agrees to compensate Employee a salary at the rate of one hundred ninety-five thousand dollars ($195,000) per annum, less applicable taxes and withholdings, payable in accordance with the Company's standard payroll practices and procedure (the "Salary"). Employee's Salary shall be reviewed at least annually and, if deemed appropriate in the sole discretion of the Board of Directors or the Compensation Committee, if applicable, shall be increased from time to time.

Except as amended hereunder, all other terms and conditions of the Employment Agreement shall remain in full force and effect. This Amendment may be executed in counterparts, each of which shall be an original, with the same effect as of the signatures hereto and thereto were upon the same instrument.

IN WITNESS WHEREOF, the parties have executed this Amendment and caused the same to be duly delivered on their behalf on the day and year first written above.

Flux Power Holdings, Inc.

Name: Chuck Scheiwe
Title: Chief Financial Officer

Employee

Ronald F. Dutt